Exhibit 99.1

October 25, 2017

Press Release

Source:	Farmers National Banc Corp.
Kevin J. Helmick, President and CEO
20 South Broad Street, P.O. Box 555
Canfield, OH 44406
330.533.3341
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2017 THIRD QUARTER FINANCIAL RESULTS

•	Earnings per diluted share increased to $0.22 for the quarter ended September 30, 2017 compared to $0.20 for same quarter in 2016

•	139 consecutive quarters of profitability

•	10% organic loan growth since September 30, 2016

•	Annualized return on average assets was 1.12% and annualized return on average equity 10.15% for the quarter ended September 30, 2017

•	Non-performing assets to total assets remain at low levels, 0.33% at September 30, 2017

CANFIELD, Ohio (October 25, 2017) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three and nine months ended September 30, 2017.

Net income for the three months ended September 30, 2017 was $6.0 million, or $0.22 per diluted share, which compares to $5.4 million, or $0.20 per diluted share, for the three months ended September 30, 2016 and $5.7 million or $0.21 per diluted share for the linked quarter. Excluding acquisition expenses, net income for the three month period ended September 30, 2017 would have been $6.2 million. Annualized return on average assets and return on average equity were 1.12% and 10.15%, respectively, for the three month period ending September 30, 2017, compared to 1.10% and 9.97% for the same three month period in 2016, and 1.11% and 10.25% for the linked quarter. Farmers’ return on average tangible equity (Non-GAAP) was 12.69% for the quarter ended September 30, 2017 compared to 12.73% for the same quarter in 2016 and 12.77% for the linked quarter.

Net income for the nine months ended September 30, 2017 was $17.5 million, or $0.64 per diluted share, compared to $15.2 million or $0.56 per diluted share for the same nine month period in 2016. Return on average assets and return on average equity were 1.14% and 10.41%, respectively, for the nine months ended September 30, 2017, compared to 1.06% and 9.74% for the same period in 2016. Excluding expenses related to acquisition activities, net income for the nine month period ended September 30, 2017 would have been $17.8 million or $0.66 per diluted share.

On March 13, 2017, Farmers entered into an agreement and plan of merger with Monitor Bancorp, Inc. (Monitor), the holding company for The Monitor Bank, located in Holmes County, Ohio. This transaction obtained all regulatory approvals and was completed on August 15, 2017. This transaction serves as an entrance into the attractive Holmes County market for Farmers and will help Farmers continue to grow its market share, balance sheet and earnings. As of August 15, 2017, Monitor had total assets of $42.4 million, which included loans of $19.3 million and deposits of $34.6 million.

Kevin J. Helmick, President and CEO, stated, “In addition to another strong quarter of financial performance, we are pleased to close our fourth acquisition in the past two years. This acquisition further enhances Farmers’ brand and delivers long-term value for our shareholders. We are excited about our success in expanded markets and remain focused on our strategic growth plan which has paved the way for the company to exceed $2 billion in assets in 2017. We also continue to be encouraged by our organic loan growth, which has increased 10% during the past twelve months, and our 5% increase in noninterest income on a year-to-date basis.”

2017 Third Quarter Financial Highlights

•	Loan growth

Total loans were $1.55 billion at September 30, 2017, compared to $1.40 billion at September 30, 2016, representing an increase of 11.2%. The increase in loans is a result of Farmers’ focus on loan growth utilizing a talented lending and credit team, while adhering to a sound underwriting discipline. The increase in loans has occurred mainly in the commercial real estate, residential real estate and agricultural loan categories. Loans now comprise 77.6% of the Bank’s average earning assets for the quarter ended September 30, 2017, an improvement compared to 76.5% for the same period in 2016. This improvement, along with the growth in earning assets, has resulted in a 10.7% increase in tax equated loan income in the third quarter of 2017 compared to the same quarter in 2016.

•	Loan quality

Non-performing assets to total assets remain at a low level, currently 0.33%. Early stage delinquencies, which are loans 30 – 89 days delinquent, also continue to remain at low levels, at $8.7 million, or 0.56% of total loans, at September 30, 2017. Net charge-offs for the current quarter were $592 thousand, compared to $312 thousand in the same quarter in 2016 and total net charge-offs as a percentage of average net loans outstanding was only 0.16% for the quarter ended September 30, 2017. Lending to the energy sector is insignificant and less than 1% of the loan portfolio.

•	Net interest margin

The net interest margin for the three months ended September 30, 2017 was 3.96%, a 1 basis point decrease from the quarter ended September 30, 2016. In comparing the third quarter of 2017 to the same period in 2016, asset yields increased 11 basis points, while the cost of interest-bearing liabilities increased 18 basis points. The net interest margin is impacted by the additional accretion as a result of the discounted loan portfolios acquired in the previous mergers, which increased the net interest margin by 3 and 8 basis points for the quarters ended September 30, 2017 and 2016, respectively.

•	Noninterest income

Noninterest income decreased 6.6% to $6.1 million for the quarter ended September 30, 2017 compared to $6.5 million in 2016. Gains on the sale of mortgage loans decreased $305 thousand, or 29% in the current year’s quarter compared to the same quarter in 2016, however it is important to note that on a year-to-date basis gains on the sale of mortgage loans have increased $251 thousand or 12.5%. Investment commissions also decreased $124 thousand or 40.3%. Debit card interchange fees increased $117 thousand or 17.9% in comparing the third quarter of 2017 to the same quarter in 2016.

•	Noninterest expenses

Farmers has remained committed to managing the level of noninterest expenses. Total noninterest expenses for the third quarter of 2017 increased to $15.8 million compared to $15.2 million in the same quarter in 2016, primarily as a result of increases in salaries and employee benefits of $556 thousand and merger related costs of $239 thousand, offset by a $220 thousand decrease in other operating expenses. There was also a $53 thousand loss on the sale of land and building during the current quarter compared to none in the same quarter in 2016. It is important to note that annualized noninterest expenses measured as a percentage of quarterly average assets decreased from 3.10% in the third quarter of 2016 to 2.96% in the third quarter of 2017.

•	Efficiency ratio

The efficiency ratio for the quarter ended September 30, 2017 improved to 59.9% compared to 60.9% for the same quarter in 2016. The main factors leading to this improvement were the increase in net interest income and the stabilized level of noninterest expenses relative to average assets as explained in the preceding paragraphs.

2017 Outlook

Mr. Helmick added, “We are pleased by the improvement in our financial results for the first 9 months of 2017. We will focus our energy on the seamless integration of our newly acquired bank and customers and we remain committed to the businesses and families we serve and to our community banking approach and culture.”

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $2.2 billion in banking assets and $1 billion in trust assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 39 banking locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina, Holmes and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, Farmers Trust Company, which operates three trust offices and offers services in the same geographic markets, and National Associates, Inc. Farmers National Insurance, LLC and Bowers Insurance Agency, Inc., wholly-owned subsidiaries of The Farmers National Bank of Canfield, offer a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity and net income excluding costs related to acquisition activity expenses, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2016, which has been filed with the Securities and Exchange Commission (SEC) and is available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income	For the Three Months Ended					For the Nine Months Ended
	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Sept. 30, 2017	Sept. 30 2016	Percent Change
Total interest income	$20,551	$20,042	$18,850	$18,469	$18,332	$59,443	$54,029	10.0%
Total interest expense	1,876	1,669	1,319	1,178	1,139	4,864	3,200	52.0%

Net interest income	18,675	18,373	17,531	17,291	17,193	54,579	50,829	7.4%
Provision for loan losses	950	950	1,050	990	1,110	2,950	2,880	2.4%
Noninterest income	6,058	6,055	5,887	6,076	6,485	18,000	17,168	4.8%
Merger related costs	270	104	62	19	31	436	544	-19.9%
Other expense	15,521	15,660	14,551	14,981	15,194	45,732	43,908	4.2%

Income before income taxes	7,992	7,714	7,755	7,377	7,343	23,461	20,665	13.5%
Income taxes	2,009	2,004	1,972	2,014	1,967	5,985	5,471	9.4%

Net income	$5,983	$5,710	$5,783	$5,363	$5,376	$17,476	$15,194	15.0%

Average shares outstanding	27,654	27,337	27,278	27,216	27,261	27,698	27,168
Basic and diluted earnings per share	0.22	0.21	0.21	0.20	0.20	0.64	0.56

Consolidated Statements of Income	For the Three Months Ended					For the Nine Months Ended
	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Sept. 30, 2017	Sept. 30 2016	Percent Change
Cash dividends	1,653	1,353	1,353	1,082	1,082	4,359	3,242
Cash dividends per share	0.06	0.05	0.05	0.04	0.04	0.16	0.12
Performance Ratios
Net Interest Margin (Annualized)	3.96%	4.05%	4.01%	3.95%	3.97%	4.01%	4.04%
Efficiency Ratio (Tax equivalent basis)	59.93%	60.79%	58.79%	60.37%	60.85%	59.85%	62.00%
Return on Average Assets (Annualized)	1.12%	1.11%	1.17%	1.08%	1.10%	1.14%	1.06%
Return on Average Equity (Annualized)	10.15%	10.25%	10.87%	9.74%	9.97%	10.41%	9.74%
Dividends to Net Income	27.63%	23.70%	23.40%	20.18%	20.13%	24.94%	21.34%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.15%	1.14%	1.18%	1.11%	1.13%	1.16%	1.09%
Return on Average Tangible Equity	12.69%	12.77%	13.54%	12.34%	12.73%	12.98%	12.33%

Consolidated Statements of Financial Condition

	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Assets
Cash and cash equivalents	$84,006	$64,640	$61,251	$41,778	$67,372
Securities available for sale	395,235	391,628	377,072	369,995	368,729
Loans held for sale	502	583	1,098	355	2,148
Loans	1,551,437	1,505,273	1,461,461	1,427,635	1,395,620
Less allowance for loan losses	12,104	11,746	11,319	10,852	10,518

Net Loans	1,539,333	1,493,527	1,450,142	1,416,783	1,385,102

Other assets	143,129	135,286	136,924	137,202	137,657

Total Assets	$2,162,205	$2,085,664	$2,026,487	$1,966,113	$1,961,008

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$413,991	$387,596	$374,399	$366,870	$352,441
Interest-bearing	1,195,533	1,153,407	1,165,821	1,157,886	1,139,724

Total deposits	1,609,524	1,541,003	1,540,220	1,524,756	1,492,165
Other interest-bearing liabilities	295,270	298,827	245,069	213,496	235,757
Other liabilities	19,348	19,147	23,136	14,645	17,649

Total liabilities	1,924,142	1,858,977	1,808,425	1,752,897	1,745,571
Stockholders’ Equity	238,063	226,687	218,062	213,216	215,437

Total Liabilities
and Stockholders’ Equity	$2,162,205	$2,085,664	$2,026,487	$1,966,113	$1,961,008

Period-end shares outstanding	27,544	27,067	27,067	27,048	27,048
Book value per share	$8.64	$8.38	$8.06	$7.88	$7.96
Tangible book value per share (Non-GAAP)*	6.98	6.73	6.40	6.21	6.29

* Tangible book value per share is calculated by dividing tangible common equity by average outstanding shares

Capital and Liquidity
Common Equity Tier 1 Capital Ratio (a)	11.95%	11.80%	11.75%	11.69%	11.67%
Total Risk Based Capital Ratio (a)	12.67%	12.67%	12.61%	12.53%	12.51%
Tier 1 Risk Based Capital Ratio (a)	11.95%	11.93%	11.89%	11.83%	11.81%
Tier 1 Leverage Ratio (a)	9.60%	9.47%	9.47%	9.41%	9.35%
Equity to Asset Ratio	11.01%	10.87%	10.76%	10.84%	10.99%

	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Tangible Common Equity Ratio	9.08%	8.93%	8.74%	8.75%	8.88%
Net Loans to Assets	71.19%	71.61%	71.56%	72.06%	70.63%
Loans to Deposits	96.39%	97.68%	94.89%	93.63%	93.53%

Asset Quality
Non-performing loans	$6,900	$6,355	$6,553	$8,170	$8,003
Other Real Estate Owned	219	236	318	482	506
Non-performing assets	7,119	6,591	6,871	8,652	8,509
Loans 30 – 89 days delinquent	8,680	7,052	8,258	12,747	10,986
Charged-off loans	809	725	943	841	562
Recoveries	217	202	360	185	250
Net Charge-offs	592	523	583	656	312
Annualized Net Charge-offs to Average Net Loans Outstanding	0.16%	0.14%	0.16%	0.20%	0.09%
Allowance for Loan Losses to Total Loans	0.78%	0.78%	0.77%	0.76%	0.75%
Non-performing Loans to Total Loans	0.44%	0.42%	0.45%	0.57%	0.57%
Allowance to Non-performing Loans	175.42%	184.83%	172.73%	132.83%	131.43%
Non-performing Assets to Total Assets	0.33%	0.32%	0.34%	0.44%	0.43%

(a)	September 30, 2017 ratio is estimated

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity						For the Nine Months Ended
	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Sept. 30, 2017	Sept. 30 2016
Stockholders’ Equity	$238,063	$226,687	$218,062	$213,216	$215,437	$238,063	$215,437
Less Goodwill and other intangibles	45,936	44,425	44,789	45,154	45,299	45,936	45,299

Tangible Common Equity	$192,127	$182,262	$173,273	$168,062	$170,138	$192,127	$170,138

Average Stockholders’ Equity	233,843	223,544	215,819	219,028	214,484	224,496	208,281
Less Average Goodwill and other intangibles	45,263	44,665	45,028	45,173	45,575	44,986	43,986

Average Tangible Common Equity	$188,580	$178,879	$170,791	$173,855	$168,909	$179,510	$164,295

Reconciliation of Total Assets to Tangible Assets						For the Nine Months Ended
	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Sept. 30, 2017	Sept. 30 2016
Total Assets	$2,162,205	$2,085,664	$2,026,487	$1,966,113	$1,961,008	$2,162,205	$1,961,008
Less Goodwill and other intangibles	45,936	44,425	44,789	45,154	45,299	45,936	45,299

Tangible Assets	$2,116,269	$2,041,239	$1,981,698	$1,920,959	$1,915,709	$2,116,269	$1,915,709

Average Assets	2,118,170	2,055,758	2,001,084	1,977,589	1,949,204	2,056,800	1,909,500
Less average Goodwill and other intangibles	45,263	44,665	45,028	45,173	45,575	44,986	43,986

Average Tangible Assets	$2,072,907	$2,011,093	$1,956,056	$1,932,416	$1,903,629	$2,011,814	$1,865,514

Reconciliation of Net Income, Excluding Costs Related to Acquisition Activities						For the Nine Months Ended
	For the Three Months Ended
	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Sept. 30, 2017	Sept. 30 2016
Income before income taxes – Reported	$7,992	$7,714	$7,755	$7,377	$7,343	$23,461	$20,665
Acquisition Costs	270	104	62	19	31	436	544

Income before income taxes – Adjusted	8,262	7,818	7,817	7,396	7,374	23,897	21,209
Income tax expense (b)	2,089	2,014	1,987	2,018	1,973	6,090	5,618

Net income – Adjusted	$6,173	$5,804	$5,830	$5,378	$5,401	$17,807	$15,591

(b)	The income tax expense change from actual income tax expense relates to the deductibility of certain acquisition costs

	For the Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
End of Period Loan Balances	2017	2017	2017	2016	2016
Commercial real estate	$500,426	$476,844	$456,917	$446,975	$426,657
Commercial	218,946	215,676	208,913	204,771	207,228
Residential real estate	459,702	445,991	441,593	430,674	423,009
Consumer	213,918	220,454	216,648	212,836	205,466
Agricultural loans	155,336	142,687	133,868	128,981	129,959

Total, excluding net deferred loan costs	$1,548,328	$1,501,652	$1,457,939	$1,424,237	$1,392,319

	For the Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
Noninterest Income	2017	2017	2017	2016	2016
Service charges on deposit accounts	$1,077	$989	$951	$1,031	$1,057
Bank owned life insurance income	193	191	201	208	194
Trust fees	1,608	1,523	1,678	1,482	1,693
Insurance agency commissions	531	672	674	559	569
Security gains	0	(14)	13	1	31
Retirement plan consulting fees	480	399	513	444	561
Investment commissions	184	253	222	310	308
Net gains on sale of loans	758	891	607	838	1,063
Debit card and EFT fees	770	836	653	722	653
Other operating income	457	315	375	481	356

Total Noninterest Income	$6,058	$6,055	$5,887	$6,076	$6,485

	For the Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
Noninterest Expense	2017	2017	2017	2016	2016
Salaries and employee benefits	$8,922	$8,853	$8,287	$8,248	$8,366
Occupancy and equipment	1,546	1,631	1,587	1,748	1,587
State and local taxes	436	424	417	363	394
Professional fees	726	775	747	803	671
Merger related costs	270	104	62	19	31
Litigation settlement expense	0	155	0	0	0
Advertising	405	317	244	241	383
FDIC insurance	235	234	235	199	287
Intangible amortization	379	364	365	368	421
Core processing charges	702	717	655	743	738
Telephone and data	249	242	241	275	206
Other operating expenses	1,921	1,948	1,773	1,993	2,141

Total Noninterest Expense	$15,791	$15,764	$14,613	$15,000	$15,225

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016
	AVERAGE BALANCE	INTEREST (1)	RATE (1)	AVERAGE BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,517,589	$17,952	4.69%	$1,365,637	$16,212	4.72%
Taxable securities	215,490	1,271	2.34	229,630	1,160	2.01
Tax-exempt securities (2)	173,113	1,887	4.32	131,714	1,365	4.12
Equity securities	10,474	136	5.15	9,607	177	7.33
Federal funds sold and other	38,815	126	1.29	47,850	54	0.45

Total earning assets	1,955,481	21,372	4.34	1,784,438	18,968	4.23
Nonearning assets	162,689			164,766

Total assets	$2,118,170			$1,949,204

INTEREST-BEARING LIABILITIES
Time deposits	$242,654	$680	1.11%	$250,268	$490	0.78%
Savings deposits	525,919	189	0.14	552,037	191	0.14
Demand deposits	406,123	313	0.31	322,511	177	0.22
Short term borrowings	280,490	644	0.91	215,859	166	0.31
Long term borrowings	9,333	50	2.13	19,404	115	2.36

Total interest-bearing liabilities	$1,464,519	1,876	0.51	$1,360,079	1,139	0.33

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits	405,959			359,291
Other liabilities	13,849			15,350
Stockholders’ equity	233,843			214,484

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,118,170			$1,949,204

Net interest income and interest rate spread		$19,496	3.83%		$17,829	3.90%

Net interest margin			3.96%			3.97%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)	For 2017, adjustments of $166 thousand and $655 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2016, adjustments of $164 thousand and $472 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 35%, less disallowances.

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
	AVERAGE BALANCE	INTEREST (1)	RATE (1)	AVERAGE BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,475,807	$52,162	4.73%	$1,326,536	$47,429	4.78%
Taxable securities	214,552	3,654	2.28	245,578	3,885	2.11
Tax-exempt securities	163,539	5,317	4.35	130,010	4,098	4.21
Equity securities (2)	10,207	374	4.90	9,601	403	5.61
Federal funds sold and other	35,148	271	1.03	33,625	119	0.47

Total earning assets	1,899,253	61,778	4.35	1,745,350	55,934	4.28
Nonearning assets	157,547			164,150
Total assets	$2,056,800			$1,909,500

INTEREST-BEARING LIABILITIES
Time deposits	$237,695	$1,833	1.03%	$247,327	$1,371	0.74%
Savings deposits	524,154	542	0.14	541,746	501	0.12
Demand deposits	396,791	838	0.28	321,302	486	0.20
Short term borrowings	267,217	1,472	0.74	213,341	485	0.30
Long term borrowings	10,432	179	2.29	20,719	357	2.30

Total interest-bearing liabilities	$1,436,289	4,864	0.45	$1,344,435	3,200	0.32
NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits	$382,963			$342,673
Other liabilities	13,052			14,111
Stockholders’ equity	224,496			208,281
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,056,800			$1,909,500

Net interest income and interest rate spread		$56,914	3.90%		$52,734	3.96%

Net interest margin			4.01%			4.04%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)	For 2017, adjustments of $491 thousand and $1.8 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2016, adjustments of $488 thousand and $1.4 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 35%, less disallowances.